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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 for the Company's Citizens First Savings Bank 401 (K) Plan (Registration No. 333-74218), Citizens First Bancorp, Inc. 2001 Stock-Based Incentive Plan (Registration No. 333-98199) and Citizens First Bancorp, Inc. Management Restricted Stock Purchase Plan (Registration No. 333-100516) of our report dated March 12, 2004 relating to the consolidated financial statements of Citizens First Bancorp, Inc. which appears in this Form 10-K.

BDO SEIDMAN, LLP

Grand Rapids, Michigan
March 12, 2004